Exhibit 4.2

RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED _____ __, 2009 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE ALTMAN GROUP, THE INFORMATION AGENT.

BioMimetic Therapeutics, Inc.

Incorporated under the laws of the State of Delaware

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of BioMimetic Therapeutics, Inc.

Subscription Price: $8.50 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK TIME, ON JUNE 15, 2009, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase .1017 shares of Common Stock, with a par value of $0.001 per share, of BioMimetic Therapeutics, Inc., a Delaware corporation, at a subscription price of $8.50 per share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions For Use of BioMimetic Therapeutics, Inc. Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions For Use of BioMimetic Therapeutics, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of BioMimetic Therapeutics, Inc. and the signatures of its duly authorized officers.

Dated:

____
President and Chief Executive Officer

____
Secretary

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY,
(New York, N.Y.)
TRANSFER AGENT
AND REGISTRAR

By:

AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand:	If delivering by mail or overnight courier:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Attn: Reorganization Department	Operations Center
59 Maiden Lane	Attn: Reorganization Department
New York, New York 10038	6201 15th Avenue
Brooklyn, New York 11219
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.
(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for		shares x $8.50	= $
	(no. of new shares)	(subscription price)		(amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT
If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of Common Stock for which you are entitled to subscribe pursuant to your Over-Subscription Right:

I apply for		shares x $8.50	= $
	(no. of new shares)	(subscription price)		(amount enclosed)
(c) Total Amount of Payment Enclosed = $
METHOD OF PAYMENT (CHECK ONE)

☐	Certified bank check or bank draft payable to American Stock Transfer and Trust Company, as subscription agent, f/b/o BioMimetic Therapeutics, Inc., drawn upon a United States bank.

☐	Postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as subscription agent, f/b/o BioMimetic Therapeutics, Inc.

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 323-059953 American Stock Transfer f/b/o BioMimetic Therapeutics, Inc., with reference to the rights holder’s name.
FORM 2-DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock issued as result of your exercising your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 14.99% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering after giving effect to the standby commitment, as described in the Prospectus, if applicable) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 14.99% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock (calculated immediately upon the closing of the rights offering after giving effect to the standby commitment, as described in the Prospectus, if applicable). Notwithstanding the foregoing, any shares I acquire in connection with the rights offering in excess of 14.99% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering after giving effect to the standby commitment, as described in the Prospectus, if applicable) shall be referred to herein as the “Additional Shares”). With respect to any such Additional Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Additional Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Additional Shares at the lesser of the $8.50 per share subscription price and the closing price of the Company’s Common Stock on the NASDAQ Global Market on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.
FORM 4-SIGNATURE GUARANTEE
This form must be completed if you have completed Form 2.

Signature Guaranteed:

(Name of Bank or Firm)

By:

(Signature of Officer)
IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF BIOMIMETIC THERAPEUTICS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT THE ALTMAN GROUP, THE INFORMATION AGENT, AT (866) 796-7176.